UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008

INTERNATIONAL SPEEDWAY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 West International Speedway Boulevard, Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

(386) 254-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
           Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2008 Susan G. Schandel resigned as Chief Financial Officer of International Speedway Corporation. At the time of her resignation Schandel and the Company entered into an arrangement under which the Company will pay Schandel the gross amount of $145,000, and under which 8,300 restricted shares of the Company's stock previously granted under the 1996 and 2006 LTIP plans will vest at various times ending in April 2012, according to the original vesting schedule described in the plans.

On February 1, 2008 Dan Houser, 56, was appointed to the positions of Chief Financial Officer and Treasurer of International Speedway Corporation. Houser, who holds both a B.S. and M.S. in Accounting from the University of Central Florida and is licensed as a CPA in the state of Florida, joined ISC in 1993 as Division Controller for ISC’s wholly-owned subsidiary, Americrown Service Corporation. He assumed the position of Assistant Controller for International Speedway Corporation in 1994, was promoted to Controller and Chief Accounting Officer in 1996, and Vice President in 2005 prior to becoming Chief Financial Officer on February 1, 2008. Houser also serves as an officer or director on numerous subsidiaries and affiliates of ISC. He has no family relationships with any directors or other officers of ISC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION
(Registrant)

Date: February 5, 2008	By:	/s/ Glenn R. Padgett
Glenn R. Padgett
Vice President, Chief Counsel - Operations